SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

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SCHOLASTIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

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000-19860
(Commission File Number)

DELAWARE	13-3385513
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

557 BROADWAY, NEW YORK, NEW YORK	10012
(Address of Principal Executive Offices)	(Zip Code)

(212) 343-6100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2013, Scholastic Inc. (the “Company”), the registrant’s principal operating subsidiary, delivered an acceptance of offer (“Acceptance Letter”) to purchase its headquarters space (both land and building) at 555 Broadway, New York, NY (the “Property”) from its landlord, ISE 555 Broadway, LLC (“Landlord”).

Under the terms of the Amended and Restated Lease effective as of August 1, 1999 between the Landlord and the Company, the Landlord was obligated to offer to sell the Property to the Company prior to marketing the Property for sale to a third party. Pursuant to Section 2.03 of the Lease, the Landlord made the required written offer pursuant to a notice dated October 16, 2013 (“Landlord’s Offer Notice”).

Under the terms of the Lease and the Landlord’s Offer Notice, by accepting the Landlord’s offer the Company is obligated to purchase the Property for $255 million in cash with no financing contingency, pursuant to a definitive contract of sale which must be executed within thirty (30) days of the receipt of the Company’s Acceptance Letter and which must be consistent with contracts for the sale of like property in the Borough of Manhattan. The Company will be required to deposit into escrow, with the Landlord’s counsel, $50 million upon execution of the definitive contract of sale as required by the Landlord’s Offer Notice. The transaction is to be completed by February 3, 2014, subject to the right of the Company to demand one thirty (30) day extension upon the payment of an additional $5 million into the escrow.

Copies of the Landlord’s Offer Notice and the Company’s Acceptance Letter are included herewith as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed with this report on Form 8-K:

Exhibits

Number	Description

99.1	Landlord’s Offer Notice dated October 16, 2013 and Company’s Acceptance Letter dated December 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013	SCHOLASTIC CORPORATION
(Registrant)

/s/ Andrew S. Hedden Name: Andrew S. Hedden Title: Executive Vice President, General Counsel

INDEX TO EXHIBITS

Number	Description

99.1	Landlord’s Offer Notice dated October 16, 2013 and Company’s Acceptance Letter dated December 13, 2013.